Exhibit 10.1

November 15, 2011

Arkansas Best Corporation

3801 Old Greenwood Road

Fort Smith, Arkansas 72903

Attn: Mr. Don Pearson, Treasurer

Re:       Extension of Expiration Date for Committed Line of Credit

Dear Don:

I am writing to inform you that your committed line of credit has been extended. The Expiration Date, as set forth in that certain Letter Agreement dated December 8, 2009 has been extended from December 7, 2011 to December 7, 2012, effective on December 8, 2011. All other terms and conditions of the Letter Agreement remain in full force and effect.

I look forward to a continued successful relationship. Thank you again for your business.

Very truly yours,

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Thomas S. Sherman
Thomas S. Sherman
Title:	Senior Vice President

The PNC Financial Services Group

120 South Central Avenue Saint Louis Missouri 63105

www.pnc.com